Exhibit 99.1

Kaival Brands Acquires Extensive Vaporizer and Inhalation Patent Portfolio to Diversify Product Offerings and Create New Revenue Opportunities

Acquisition from GoFire includes 12 issued and 46 pending patents across multiple jurisdictions with technology covering e-cigarettes, cannabis/hemp and pharmaceutical applications

GRANT-VALKARIA, Fla., May 31, 2023 /Globenewswire/ -- Kaival Brands Innovations Group, Inc. (NASDAQ: KAVL) (“Kaival Brands,” the “Company” or “we,” “our” or similar terms), the exclusive distributor of all products manufactured by Bidi Vapor, LLC (“Bidi Vapor”), including the BIDI® Stick electronic nicotine delivery system (ENDS), which are intended for adults 21 and over, today announced it has acquired an extensive patent portfolio from GoFire, Inc. with the goal of diversifying its product offerings and creating near and longer term revenue opportunities.

The acquired assets will be housed in Kaival Labs, Inc., a wholly owned subsidiary of Kaival Brands which develops new branded and white-label products and services in the vaporizer and inhalation technology sectors.

In the near term, Kaival Brands expects to seek third-party licensing opportunities in the cannabis, hemp/CBD, nicotine and nutraceutical markets, as a means of monetizing its new patents. Longer term, the Company believes it can utilize the acquired patents to create innovative and market-disruptive products, including patent protected vaporizer devices and related hardware and software applications.

The GoFire patent portfolio includes 12 existing and 46 pending with novel technologies across extrusion dose control, product preservation, tracking and tracing usage, multiple modalities (i.e., different methods of vaporizing) and child safety. The patents and patent applications cover territories including the United States, Australia, Canada, China, the European Patent Organisation, Israel, Japan, Mexico, New Zealand and South Korea. The portfolio also includes a proprietary mobile device software application that is used in conjunction with certain patents in the portfolio.

“This is a transformative asset acquisition for Kaival Brands,” stated Eric Mosser, President and Chief Operating Officer of Kaival Brands. “As we look to the future of our company beyond our core BIDI® Stick distribution business, the purchase of this extensive patent portfolio marks the first step in diversifying our product offerings for adult consumers and potential revenue streams. We are already exploring near-term, revenue generating opportunities through royalty-based licensing agreements with third party partners in the cannabis, hemp/CBD, nicotine and nutraceutical spaces. Our longer-term plan is to incorporate this intellectual property into new, adult-focused products and expand into new segments such as cannabis/hemp, nutraceutical, and pharmaceutical markets that we can sell ourselves through existing and potential new distribution partners, once all necessary regulatory clearances have been obtained. Additionally, we believe that the portfolio provides us with certain strategic advantages due to the limited number of patents in the vaporizer space. In short, we believe this forward-looking acquisition, with the acquisition consideration structured in key respects at premiums to the current market value of our common stock, broadens and strengthens our company and our prospects considerably as we seek to drive value for our stockholders.”

Nirajkumar Patel, Chief Science and Regulatory Officer of Kaival Brands and owner of Bidi Vapor, stated “We believe these patents and patent applications represent a valuable opportunity to increase our product portfolio and diversify revenue streams. From a science perspective, these patents are innovative with novel applications, and we look forward to developing these patents into commercial or pharmaceutical products for adult consumers. From a regulatory point of view, there are only so many patents in the vaporizer space, and we believe that acquiring an extensive portfolio such as this is a wise strategic purchase for the long-term success of Kaival Brands.”

Peter Calfee, Chief Executive Officer of GoFire, Inc., stated, “We are excited to place these valuable assets into Kaival’s hands. After working hard to create this intellectual property with a goal of providing safer and healthier products to the marketplace, we engaged in a comprehensive assessment of how best to further its development into actual products and services with consumer reach. At the end of that process, we chose to invest our patent portfolio in Kaival in exchange for Kaival equity as the right fit for our technology. We have confidence in Kaival’s management team and board of directors as Kaival seeks to further develop and ultimately monetize this technology for the benefit of all Kaival stockholders, including GoFire’s stockholders. We look forward to realizing the potential market strength of this patent portfolio with Kaival.”

Transaction Overview

The consideration for the purchased patents consists primarily of Kaival Brands equity securities. In certain key aspects, the equity consideration was structured in a forward-looking manner with valuations or exercise prices struck at premiums to the current market price of Kaival Brands’ common stock.

Specifically, the equity consideration consists of: (i) 2,000,000 shares of Kaival Brands common stock; (ii) 900,000 shares of newly designated, non-voting Series B Preferred Stock valued at $15 per share and (iii) warrants to purchase 2,000,000 shares of common stock with exercise prices ranging from $3.00 to $6.00 per share for each of four 500,000 share tranches. The Company could receive up $9,000,000 in cash proceeds if such warrants are exercised in the future for cash.

The Series B Preferred shares are redeemable at $15 per share or at lower prices depending on the market value of the Company’s common stock at the time of redemption. Each preferred share is convertible into 8.3333 shares of Company common stock, or 7,500,000 common shares in total. Each preferred share has a $15 face value which, on an as converted basis, equates to a value of $1.80 for each of the 8.3333 shares of common stock receivable upon conversion, representing a premium to the market price of the Kaival’s common stock as of the Closing Date. However, the preferred shares may be only converted into common stock beginning 18 months following the closing and then only on a limited basis over the next 5 years, if the Company has not redeemed the preferred shares prior to conversion. The holders of the Series B preferred shares are also entitled to nominate one individual to serve on board of directors of Kaival Brands, with the initial board member being James P. Cassidy, a GoFire board advisor with significant investment, management and tobacco industry experience.

The share consideration is subject to a six-month lockup agreement. GoFire or its designees have been granted certain registration rights with respect to the common stock issued as part of or underlying the equity consideration.

In another forward-looking consideration structure, GoFire is also entitled to potential contingent cash consideration based on a percentage of license revenue received by Kaival Brands over the next four years from cannabis-related applications of the acquired patents.

Trust Capital Markets, a division of AGES Financial Services Ltd, acted as advisor to Kaival Brands and Winchester Capital Partners LLC acted as advisor to GoFire. Ellenoff Grossman & Schole LLP acted as legal counsel to Kaival Brands and the Gunster law firm acted as legal counsel to GoFire.

Additional details regarding this transaction will be provided in a Current Report on Form 8-K to be filed by the Company with the U.S. Securities and Exchange Commission.

ABOUT KAIVAL LABS, INC.

Based in Grant-Valkaria, Florida, Kaival Labs is a 100% wholly-owned subsidiary of Kaival Brands focused on developing new branded and white-label products and services in the vaporizer and inhalation technology sectors. Kaival Labs’ current patent portfolio consists of 12 existing and 46 pending with novel technologies across extrusion dose control, product preservation, tracking and tracing usage, multiple modalities and child safety. The patents and patent applications cover territories including the United States, Australia, Canada, China, the European Patent Organisation, Israel, Japan, Mexico, New Zealand and South Korea. The portfolio also includes a fully-functional proprietary mobile device software application that is used in conjunction with certain patents in the portfolio.

Learn more about Kaival Labs at https://kaivallabs.com.

ABOUT KAIVAL BRANDS

Based in Grant-Valkaria, Florida, Kaival Brands is a company focused on incubating innovative and profitable adult-focused products into mature and dominant brands, with a current focus on the distribution of electronic nicotine delivery systems (ENDS) also known as “e-cigarettes”. Our business plan is to seek to diversify into distributing other nicotine and non-nicotine delivery system products (including those related to hemp-derived cannabidiol (known as CBD) products. Kaival Brands and Philip Morris Products S.A. (via sublicense from Kaival Brands) are the exclusive global distributors of all products manufactured by Bidi Vapor.

Learn more about Kaival Brands at https://ir.kaivalbrands.com.

Cautionary Note Regarding Forward-Looking Statements

This press release and the statements of the Company’s management and partners included herein and related to the subject matter herein includes statements that constitute “forward-looking statements” (as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended), which are statements other than historical facts. You can identify forward-looking statements by words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “position,” “prospects,” “should,” “strategy,” “target,” “will,” and similar words. All forward-looking statements speak only as of the date of this press release. Although we believe that the plans, intentions, and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions, or expectations will be achieved. Therefore, actual outcomes and results (including, without limitation, the will be able to monetize the acquired assets described herein, and the impact of such efforts on the Company’s results of operations) could materially and adversely differ from what is expressed, implied, or forecasted in such statements. Our business and our ability to expand and grow our business due to the assets we acquired from GoFire may be influenced by many factors that are difficult to predict, involve significant risks and uncertainties that may materially affect actual results, and are often beyond our control. Factors that could cause or contribute to such differences include, but are not limited to: (i) future actions by the FDA that could impact our business and prospects, (ii) the outcome of FDA’s scientific review of Bidi Vapor’s pending FDA Premarket Tobacco Product Applications, (iii) the results of international marketing and sales efforts by Philip Morris International, the Company’s international distribution partner, (iv) how quickly domestic and international markets adopt our products, (v) the scope of future FDA enforcement of regulations in the ENDS industry or other sectors we may enter, including the cannabis industry, (vi) the FDA’s approach to the regulation of synthetic nicotine and other potential products we may manufacture or sell in the future and its impact on our business, (vii) potential federal and state flavor or other bans and other restrictions on ENDS products and other potential products we may manufacture or sell in the future, (viii) whether we will be able to successfully integrate and capitalize on the patents we have acquired from GoFire, of which no assurances can be given, (ix) general economic uncertainty in key global markets and a worsening of global economic conditions or low levels of economic growth, (x) the effects of steps that we could take to reduce operating costs, (xi) our inability to generate and sustain profitable sales growth, including sales growth in U.S. and international markets, (xii) circumstances or developments that may make us unable to implement or realize anticipated benefits, or that may increase the costs, of our current and planned business initiatives, (xiii) significant changes in our relationships with our distributors or sub-distributors and (xiv) other factors detailed by us in our public filings with the Securities and Exchange Commission, including the disclosures under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended October 31, 2022, filed with the Securities and Exchange Commission on January 27, 2023 and accessible at www.sec.gov. All forward-looking statements included in this press release are expressly qualified in their entirety by such cautionary statements. Except as required under the federal securities laws and the Securities and Exchange Commission’s rules and regulations, we do not have any intention or obligation to update any forward-looking statements publicly, whether as a result of new information, future events, or otherwise.

All Press Inquiries and Kaival Brands Investor Relations:

Stephen Sheriff, Director of Communications and Administration

Ir.kaivalbrands.com

investors@kaivalbrands.com